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                              EMPLOYMENT AGREEMENT
                                (Marc P. Maselli)


         This Employment Agreement dated as of December 7, 2001 (this "Agreement"), is made by and between Back Bay Technologies, Inc., a Delaware corporation (the "Company"), and Marc P. Maselli (the "Employee").

         WHEREAS, the Company wishes to employ Employee and Employee desires to be an employee of the Company;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. EMPLOYMENT. The Company hereby employs Employee to perform those duties and services as the Company shall from time to time set forth, and Employee accepts employment with the Company, upon the terms and conditions hereinafter set forth. Employee shall serve as President of the Company and shall report to the Board of Directors of the Company (the "Board"), which shall have the right to review and change the responsibilities of Employee from time to time as it may deem necessary or appropriate, PROVIDED, however, that such responsibilities shall not be inconsistent with the Employee's position as President.

         2. DUTY TO PERFORM SERVICES. Employee shall devote his full time during normal business hours to rendering services to the Company hereunder, and shall exert all reasonable efforts in the rendering of such services. Provided Employee is in compliance with the immediately preceding sentence, nothing in this Agreement shall prohibit Employee from (a) serving on the board of directors of up to two companies not developing or selling a product or technology in the same business of the Company, provided that he shall not be required to render any material services with respect to the operations or affairs of any such company, (b) making and managing passive investments, or (c) engaging in religious, charitable or other community or non-profit activities.

         Employee agrees that in the rendering of all services to the Company and in all aspects of employment hereunder, he shall comply in all material respects with all directives, policies, standards and regulations from time to time established by the Company, to the extent they are not in conflict with this Agreement.

         3. TERM OF AGREEMENT. The term of Employee's employment with the Company shall be three (3) years. The Company may terminate Employee's employment with the Company at any time with or without Cause (as defined in Section 17) and Employee may terminate his employment with the Company at any time with or without Good Reason (as defined in Section 17).

         4.  COMPENSATION.

                  (a) BASE SALARY. During the term of this Agreement, the Company shall pay Employee a base salary, payable in equal installments in accordance with the Company's standard schedule for salary payments to its employees, at an annual rate equal to $200,000

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PROVIDED, however, that Employee may unilaterally reduce his base salary for any period, the beginning and ending of which shall be specified by Employee entirely in his own discretion. Employee's base salary shall be reviewed annually by the Company and may be increased on or after each anniversary of this Agreement by the Company.

                  (b) BONUS. In December 2001 and on each anniversary thereafter, the Company may pay Employee an annual year-end bonus in an amount and in a form (E.G., cash or stock options) to be reasonably determined by the Board. When determining the amount of Employee's annual bonus, the Board shall consider the revenue, growth and profitability of the Company during the preceding twelve months and Employee's achievement of any specific performance goals that the Board and Employee shall agree upon from time to time. Employee shall also be eligible to participate in the Company's profit-sharing plan, along with other senior executives of the Company.

         5.  VACATIONS, HOLIDAYS AND SICK TIME; BENEFITS.

                  (a) HOLIDAYS AND SICK TIME. Employee shall be entitled to 20 paid vacation days annually, and shall not be required to work but shall be paid for all major U.S. holidays.

                  (b) BENEFITS. Employee and, to the extent applicable, Employee's family, dependents and beneficiaries, shall be entitled to participate in the Company's 401(k) plan, receive medical, dental, disability and life insurance coverage through the Company, use of wireless phone and laptop computer for business purposes and such other benefits as may be provided by the Company to its other employees generally from time to time (collectively, the "Benefits").

         6. EXPENSES. The Company shall pay or reimburse Employee for all reasonable business expenses incurred by Employee in connection with his employment by the Company in accordance with the Company's policies in effect from time to time, subject to presentation of appropriate documentation.

         7. CONFIDENTIAL INFORMATION. While employed by the Company and thereafter, Employee shall not, directly or indirectly, use any Confidential Information (as defined below) other than pursuant to his employment by and for the benefit of the Company, or disclose any Confidential Information to anyone outside of the Company, whether by private communication, public address, publication or otherwise, or disclose any Confidential Information to anyone within the Company who has not been authorized to receive such information, except as directed in writing by an authorized representative of the Company. The term "Confidential Information" as used throughout this Agreement shall mean all trade secrets, proprietary information, know-how, data, designs, specifications, processes, customer lists and other technical or business information (and any tangible evidence, record or representation thereof), whether prepared, conceived or developed by an employee of the Company (including Employee) or received by the Company from an outside source, which is in the possession of the Company (whether or not the property of the Company), which in any way relates to the business of the Company, which is maintained in confidence by the Company, or which might permit the Company or its customers to obtain a competitive advantage over competitors who do not have access to such trade secrets, proprietary


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information, or other data or information. Without limiting the generality of the foregoing, Confidential Information shall include:

               (a) any idea, improvement, invention, innovation, development, technical data, design, formula, device, pattern, concept, art, method, process, machine, manufacturing method, composition of matter, computer program, software, firmware, source code, object code, algorithm, subroutine, object module, schematic, model, diagram, flow chart, user manual, training or service manual, product specification, plan for a new or revised product, compilation of information, or work in process, and any and all revisions and improvements relating to any of the foregoing (in each case whether or not reduced to tangible form); and

               (b) the name of any employee, consultant, customer or prospective customer, or any other customer or prospective customer information, any sales plan, marketing material, plan or survey, business plan or opportunity, product or development plan or specification, business proposal, financial record, or business record or other record or information relating to the business of the Company or any customer.

         Notwithstanding the foregoing, the term Confidential Information shall not apply to information which (i) the Company has voluntarily disclosed to the public without restriction, (ii) has otherwise lawfully entered the public domain or (iii) the Employee is required to use or disclose pursuant to an order of law (provided that employee shall provide notice to the Company of such action).

         Employee acknowledges that the Company from time to time has in its possession information which is claimed by customers and potential business partners to be proprietary and which the Company has agreed to keep confidential. Employee agrees that all such information shall be Confidential Information for purposes of this Agreement.

         8. OWNERSHIP AND ASSIGNMENT OF INTELLECTUAL PROPERTY. Employee agrees that all originals and all copies of all manuscripts, drawings, prints, manuals, diagrams, letters, notes, notebooks, reports, models, records, files, memoranda, plans, sketches and all other documents and materials containing, representing, evidencing, recording, or constituting any Confidential Information (as defined in Section 7 above), however and whenever produced (whether by Employee or others) during the course of his employment with the Company, shall be the sole property of the Company.

         Employee agrees that all Confidential Information and all other discoveries, inventions, ideas, specifications, designs, concepts, research and other information, processes, products, methods and improvements, or parts thereof conceived, developed, or otherwise made by him, alone or jointly with others and in any way relating to the Company's present or proposed products, programs or services or to tasks assigned to him during the course of his employment, whether or not patentable or subject to copyright protection and whether or not reduced to tangible form or reduced to practice, during the period of his employment with the Company, whether or not made during his regular working hours, and whether or not made on the Company's premises, and whether or not disclosed by him to the Company (hereinafter referred to as "Intellectual Property") together with all products or services which embody or emulate any Intellectual Property shall be the sole property of the Company.


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         Employee agrees to, and hereby does, assign to the Company all his right, title and interest throughout the world in and to all Intellectual Property and to anything tangible which evidences, incorporates, constitutes, represents or records any Intellectual Property. Employee agrees that all Intellectual Property shall constitute works made for hire under the copyright laws of the United States and hereby assigns and, to the extent any such assignment cannot be made at present, Employee hereby agrees to assign to the Company all copyrights, patents and other proprietary rights Employee may have in any Intellectual Property, together with the right to file for and/or own wholly without restriction United States and foreign patents, trademarks, and copyrights. Employee agrees to waive, and hereby waives, all moral rights or proprietary rights in or to any Intellectual Property and, to the extent that such rights may not be waived, agrees not to assert such rights against the Company or its licensees, successors or assigns.

         Employee hereby certifies that EXHIBIT A sets forth any and all confidential information and intellectual property that Employee claims as his own or otherwise intends to exclude from this Agreement because it was developed by him prior to the date of this Agreement. Employee understands that after execution of this Agreement he shall have no right to exclude Confidential Information or Intellectual Property from this Agreement.

         9. EMPLOYEE'S OBLIGATION TO KEEP RECORDS. Employee shall make and maintain adequate and current written records of all Intellectual Property, including notebooks and invention disclosures, which records shall be available to and remain the property of the Company at all times. Employee shall disclose all Intellectual Property promptly, fully and in writing to the Company immediately upon production or development of the same and at any time upon request.

         10. EMPLOYEE'S OBLIGATION TO COOPERATE. Employee will, at any time during his employment, or after it terminates, upon request of the Company, execute all documents and perform all lawful acts which the Company considers necessary or advisable to secure its rights hereunder and to carry out the intent of this Agreement. Without limiting the generality of the foregoing, Employee will assist the Company in any reasonable manner to obtain for its own benefit patents or copyrights in any and all countries with respect to all Intellectual Property assigned pursuant to Section 8, and Employee will execute, when requested, patent and other applications and assignments thereof to the Company, or persons designated by it, and any other lawful documents deemed necessary by the Company to carry out the purposes of this Agreement, and Employee will further assist the Company in every way to enforce any patents and copyrights obtained, including testifying in any suit or proceeding involving any of said patents or copyrights or executing any documents deemed necessary by the Company, all without further consideration than provided for herein. It is understood that reasonable out-of-pocket expenses of Employee's assistance incurred at the request of the Company under this Section will be reimbursed by the Company.

         11. NONCOMPETITION. During the Noncompetition Period (as defined in
Section 17), Employee shall not, directly or indirectly, on his own behalf, or as owner, manager, stockholder, consultant, director, officer, or employee of any business entity (except as a holder of not more than one (1%) percent of the stock of a publicly held company) participate, directly or indirectly, in any capacity, in any business that derives more than 50% of its revenues from providing information technology consulting services.


                                      -4-
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         12. NONSOLICITATION. During the Noncompetition Period, Employee shall not (i) solicit, encourage, initiate discussions with or take any other action which is intended to induce any other employee of, or full-time consultant to, the Company to terminate his employment or relationship with the Company in order to become employed by or otherwise perform services for any other Person or (ii) solicit, endeavor to entice away from the Company or otherwise interfere with the relationship of the Company with any Person who is a client or customer of the Company.

         13. RETURN OF PROPERTY. Upon termination of Employee's employment with the Company, or at any other time upon request of the Company, Employee shall return promptly any and all customer or prospective customer lists, other customer or prospective customer information or related materials, computer programs, software, electronic data, specifications, drawings, blueprints, data storage devices, reproductions, sketches, notes, notebooks, memoranda, reports, records, proposals, business plans, or copies of them, other documents or materials, tools, equipment, or other property belonging to the Company or its customers which Employee may then possess or have under his control.

         14. AUTHORITY. Employee hereby represents, warrants and agrees that Employee has the full right to enter into this Agreement and perform the services required of him hereunder, without any restriction whatsoever (E.G., any noncompetition agreements with previous employers).

         15. TERMINATION EVENT. The following events shall each be considered a "Termination Event" and, upon the occurrence of any of them, shall have the effect of immediately terminating the Company's obligations under this Agreement, including its obligation to make any further payments hereunder but excluding the payment of base salary and vacation benefits which are accrued at the date of termination:

                  (a) Employee's death;

                  (b) Employee's Disability (as defined in Section 17) for such period of time and under circumstances which would constitute a Long Term Disability (as defined in Section 17);

                  (c) The termination of Employee's employment by the Company for Cause; or

                  (d) The termination of Employee's employment by Employee for any reason other than Good Reason (as defined in Section 17).

         Notwithstanding Employee's termination of employment pursuant to
Section 15(b), 15(c) or 15(d), Employee's covenants and obligations set forth in Sections 7, 8, 9, 10, 11, 12 and 13 shall remain in effect and be fully enforceable in accordance with the provisions thereof.

         16. TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. In addition to the other termination rights provided to the Company or Employee hereunder, the Company may terminate Employee's employment without Cause at any time and Employee may terminate his employment for Good Reason at any time; PROVIDED, however, that:


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

                  (a) Employee's covenants and obligations set forth in Sections 7, 8, 9, 10, 11, 12 and 13 shall remain in effect and be fully enforceable in accordance with the provisions thereunder; and

                  (b) in the event that Employee's employment is terminated by the Company without Cause or by Employee for Good Reason, Employee shall be entitled to receive (i) the installments of base salary set forth in Section 4(a) not yet paid to such Employee, payable when and as if Employee had continued to be employed by the Company until the six month anniversary of the date of such termination, and (ii) the Benefits set forth in Section 5 for such period of time; PROVIDED, however, that Employee shall no longer be entitled to receive any Benefits from the Company as soon as Employee commences full time employment or enters into a consulting arrangement with a Person other than the Company. Employee agrees to inform the Company promptly in writing if he commences employment or enters into a consulting arrangement with a Person other than the Company while he is receiving Benefits from the Company.

         17. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                   "Cause" means:

                         (i)     Employee's acts of dishonesty with respect to
the Company;

                         (ii)    Employee's misconduct which materially and
adversely reflects upon the business, affairs, operations, or reputation of the Company or upon Employee's ability to perform his duties for the Company;

                         (iii)   Employee's failure to perform his duties and
responsibilities for the Company, which failure continues for more than 30 days after the Company gives written notice to Employee which sets forth in reasonable detail the nature of such failure;

                         (iv)    Employee's negligent performance of his duties,
which negligent performance continues for more than 30 days after the Company gives written notice to Employee which sets forth in reasonable detail the nature of such negligence; or

                         (v)     Employee's breach of any one or more of the
material provisions of this Agreement, which breach continues for more than 30 days after the Company gives written notice to Employee which sets forth in reasonable detail the nature of such breach.

                  "Disability" means the inability of Employee to substantially perform his duties to the Company by reason of any medically determinable physical impairment.

                  "Good Reason" means Employee's termination of his employment because of (i) the Company's breach of any one or more of the material provisions of this Agreement, which breach continues for more than 30 days after Employee gives written notice to the Company which sets forth in reasonable detail the nature of such breach; (ii) a material reduction by the Company of Employee's responsibilities; or (iii) a relocation by the Company of Employee's place of employment by more than 40 miles.


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

                  "Long Term Disability" means a Disability which continues for at least 45 consecutive calendar days or 60 days during any consecutive 12-month period, after its commencement, and is determined in good faith to be a long term disability by the Board following consultation with reputable medical or health experts selected by the Board.

                  "Noncompetition Period" means the period of time commencing on the date of this Agreement and ending upon the later to occur of (i) the fourth anniversary of the date of this Agreement, and (ii) one year after the date on which this Agreement is terminated by the Company for Cause or by the Employee without Good Reason; PROVIDED, however, that if the Employee's employment by the Company is terminated by the Company without Cause or by the Employee for Good Reason, then the Noncompetition Period will end one year after the date of such termination.

                  "Person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization.

         18. CONSTRUCTION OF AGREEMENT. A reference to a Section or Exhibit shall mean a Section in or Exhibit to this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

         19. AMENDMENTS AND SUPPLEMENTS. This Agreement may not be altered, changed or amended, except by an instrument in writing signed by the parties hereto; PROVIDED, however, that no such alteration, change or amendment may be binding on the Company unless approved by the Board.

         20. NO WAIVER. The terms and conditions of this Agreement may be waived only by a written instrument signed by the party waiving compliance. In the case of the Company, no waiver shall be effective unless approved by the Board. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

         21. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

         22. NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand, sent by facsimile transmission with confirmation of receipt, sent via a reputable overnight courier service with confirmation of receipt requested, or mailed by registered or certified mail (postage prepaid and return receipt requested) to the parties


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at the following addresses (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of receipt as confirmed:

         To the Company:

                Back Bay Technologies, Inc.
                368 Hillside Avenue
                Needham, MA  02494
                Attention: President

         To Employee:

                Marc P. Maselli

         23. ENTIRE AGREEMENT, ASSIGNABILITY, ETC. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to such subject matter. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein and shall not be assignable by operation of law or otherwise.

         24. SURVIVAL; VALIDITY. Except as expressly provided herein, the provisions of this Agreement shall not survive termination of Employee's employment by the Company for any reason. In the event that any provision of this Agreement shall be determined to be unenforceable by reason of its extension for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable. If, after application of the preceding sentence, any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby. Except as otherwise provided in this Section 24, any invalid, illegal or unenforceable provision of this Agreement shall be severable, and after any such severance, all other provisions hereof shall remain in full force and effect.

         25. REMEDIES. The parties hereto recognize that money damages alone would not adequately compensate the parties in the event of breach by the other party of this Agreement, and the parties therefore agree that, in addition to all other remedies available to them at law, in equity or otherwise, they shall be entitled to injunctive relief for the enforcement hereof. All rights and remedies hereunder are cumulative and are in addition to and not exclusive of any other rights and remedies available at law, in equity, by agreement or otherwise.

         26. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same Agreement.


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         IN WITNESS WHEREOF, the parties have caused this Employment Agreement to be executed as an agreement under seal as of the date first written above.


                                             Back Bay Technologies, Inc.



                                             By: /s/ David McCarthy
                                                --------------------------------
                                                 Name: David McCarthy
                                                 Title: Director


                                             /s/ Marc P. Maselli
                                             -----------------------------------
                                             Marc P. Maselli














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                                    EXHIBIT A

                                PRIOR INVENTIONS



























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